                                                                     EXHIBIT 4.4

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR OF ANY SHARES OF COMMON STOCK ISSUED PURSUANT HERETO MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY IN FORM AND CONTENT TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

VOID AFTER 5:00 P.M.,                              Warrant to purchase
NEW YORK CITY TIME ON                              230,770 Shares of Common
JANUARY 21, 2004                                   Stock, par value US $.001 per
                                                   share, of Endorex Corp.
                                                   (subject to adjustment)

                                  ENDOREX CORP.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                           PAR VALUE US$.001 PER SHARE

              ENDOREX CORP., a Delaware corporation (the "Company"), hereby certifies that ELAN INTERNATIONAL SERVICES, LTD., a Bermuda corporation ("Elan"), or any registered assignee of Elan or holder of all or a portion of this Warrant (each of Elan and any such assignee or holder being hereinafter referred to as the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time after the date hereof and before 5:00 p.m. New York City time, on January 21, 2004 (the "Exercise Period"), the number of duly authorized, validly issued, fully paid and nonassessable Shares of Common Stock, par value US$.001 per share (the "Shares"), of the Company set forth above, at an exercise price per share of US$10.00 (the "Exercise Price"), subject to adjustment as provided herein.

              The number of Shares to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter as set forth. The Shares deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as the "Warrant Shares."

     1.       Exercise of Warrant.

               (a) This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period by presentation and surrender thereof to the Company, at its offices designated in Section 15 hereof, with the Purchase Form attached hereto duly executed and accompanied by cash or a certified or official bank check drawn to the order of "Endorex Corp." in the amount of the Exercise Price multiplied by the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant, substantially in the form hereof, evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company during the Exercise Period of this Warrant and such Purchase Form, in proper form for exercise, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such form; provided, however, that if the date of such receipt by the Company is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such Warrant Shares on the next succeeding business day on which the stock transfer books of the Company are open; and provided, further, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period of longer than five consecutive calendar days. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery or such Warrant Shares. Any new or substitute Warrant issued under this
Section 1 or any other provision of this Warrant shall be dated the date of this Warrant.

              (b) Each certificate representing any Warrant Shares issued upon exercise of this Warrant shall be dated the date of exercise and delivered to the Holder within ten business days and shall be endorsed with a legend in substantially the following form:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SHARES MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY IN FORM AND CONTENT TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

              2. Warrant Register. This Warrant shall be registered in a register (the "Warrant Register") to be maintained by the Company at its offices set forth in Section 15 hereof in the name of the record Holder set forth above. The Company deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notation of ownership or other writing herein made by anyone), for the purpose of any exercise hereof or any distribution to the Holder hereof and for all other purposes, and, subject to Section 5(b) hereof, the Company shall not be affected by any notice to the contrary.

              3. Reservation of Warrant Shares.

              (a) The Company hereby agrees that at all times there shall be authorized and reserved for issuance and delivery upon exercise of this Warrant all Shares from time to time issuable upon exercise of this Warrant. All such Shares shall be duly authorized (including any shareholders' authorization, if required) and when issued upon such exercise shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale granted by the Company and free and clear of all preemptive rights granted by the Company.

              (b) Before taking any action that would cause a reduction pursuant to the provisions hereof of the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of this Warrant, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.

              4       Transfer of the Warrant and the Warrant Shares.

              (a) Neither this Warrant nor any of the Warrant Shares nor any interest in either may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in accordance with Section 5 hereof and in compliance with applicable United States federal and state securities laws, the securities laws of other applicable jurisdictions, and the terms and conditions hereof. Except as provided below, each Warrant shall bear the following legend:

                           NEITHER THIS WARRANT NOR ANY OF THE SECURITIES
                  ISSUABLE HEREUNDER HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER MAY BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, EXCEPT IN COMPLIANCE WITH SAID ACT OR AN EXEMPTION THEREFROM.

Notwithstanding the foregoing, the Holder may require the Company to issue a Warrant without the legend set forth above in substitution for a legended Warrant if either (i) the sale, transfer or other disposition of such Warrant is registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable securities laws or (ii) the Holder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant. The provisions of this Section 4 shall be binding upon all subsequent Holders of this Warrant. No transfer or assignment of this Warrant may be made except in accordance with the provisions of Section 5 hereof.

              (b) The original offering and sale of this Warrant was intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act.

              (c) This Warrant and the Warrant Shares may not be sold, transferred or otherwise disposed of unless (i) the sale, transfer or other disposition of this Warrant or the Warrant Shares, as the case may be, are registered under the Securities Act and applicable securities laws or (ii) in the opinion of counsel reasonably satisfactory to the Company, an exemption from the registration requirements of the Securities Act and such securities laws is available, and in the absence of an effective registration statement covering such securities or delivery to the Company of such an opinion, this warrant and the Warrant Shares must be held indefinitely.

              5.  Exchange, Transfer or Assignment of Warrant.

              (a) This Warrant may be combined with other Warrants that carry the same rights upon presentation hereof at the offices of the Company, together with written notice of such requested combination signed by the Holder hereof.

              (b) Subject to the provisions of Section 4 hereof, this Warrant may be assigned or transferred, at the option of the Holder, upon surrender of this Warrant to the Company, with the Warrant Assignment Form attached hereto duly executed, and accompanied by funds sufficient to pay any transfer tax. The Company shall promptly execute and delivery a new Warrant in the name of the assignee named in such instrument of assignment, and this warrant shall promptly be cancelled.

              (c) Any transfer or assignment of this Warrant shall be without charge (other than the cost of any transfer tax) to the Holder and any new Warrant issued pursuant to this Section 5 shall be dated the date hereof. The term "Warrant" as used herein includes any new Warrant issued pursuant to this
Section 5 or Sections 1, 2, 4 or 6 hereof.

              6. Lost, Mutilated or Missing Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall authenticate and deliver a new Warrant of like tenor and date.

              7. Rights of the Holder. This Warrant shall not entitle the Holder to any rights of a stockholder in the Company, either at law or in equity, unless and until exercise of this Warrant has occurred. No provisions of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no mere enumeration herein of the rights or privileges of such Holder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

              8. Anti-Dilution Provisions. The Exercise Price and the number of Warrant Shares that may be purchased upon the exercise hereof shall be subject to change or adjustment as follows:

              (a) Stock Dividends and Stock Splits. If at any time after the date hereof (the "Purchase Date") and before 5:00p.m., New York City time, on the last day of the Exercise Period, (i) the Company shall fix a record date for the issuance of any stock dividend payable in Shares or other capital stock of the Company convertible into Shares or (ii) the number of Shares shall have been increased by a subdivision or split-up of Shares, then, on the record date fixed for the determination of holders of Shares entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of Warrant Shares to be delivered upon exercise of this Warrant shall be proportionately increased so that the Holder thereafter shall be entitled to receive the number of Warrant Shares that the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price shall be appropriately decreased.

              (b) Combination of Stock. If at any time after the Purchase Date and before 5:00 p.m., New York City time, on the last day of the Exercise Period, the number of Ordinary Shares outstanding shall have been decreased by a combination of the outstanding Ordinary Shares, then, immediately after the effective date of such combination, the number of Warrant Shares to be delivered upon exercise of this Warrant shall be proportionately decreased so that the Holder thereafter shall be entitled to receive the number of Warrant Shares that the Holder would have owned immediately prior thereto, and the Exercise Price shall be appropriately increased.

              (c) Reorganization, etc. If at any time after the Purchase Date and before 5:00 p.m., New York City time, on the last day of the Exercise Period, any capital reorganization of the Company, or any reclassification of the Shares, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person shall be effected in such a way that upon consummation of such transaction, the holders of Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Shares, then, upon exercise of this Warrant in accordance with Section 1 hereof, the Holder shall have the right to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of Shares that the Holder would have been entitled to receive upon exercise of this Warrant pursuant to Section 1 hereof had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8.

              (d) Below Market Issuance; Rights Offering. If the Company at any time, after the Purchase Date and before 5:00 p.m., New York City time, on the last day of the Exercise Period, shall (i) issue or sell any Shares of Common Stock at a price per share below the then-current Closing Price on the date of such issuance or sale, or (ii) issue or sell or fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of Shares entitling them to subscribe for or purchase Shares or securities convertible into Shares, in any such case, at a price per share (or having a conversion price per share) that, together with the value (if for consideration other than cash, as determined in good faith by the Board of Directors of the Company) of any consideration paid for any such rights, options, warrants, or convertible or changeable securities, is less than the Closing Price (as hereinafter defined) on the date of such issuance or sale or on such a record date then, immediately after the date of such issuance or sale, or on such record date, the number of Warrant Shares to be delivered upon exercise of this Warrant shall be proportionately increased so that the Holder thereafter, during the Exercise Period, will be entitled to receive the number of Warrant Shares determined by multiplying the number of Warrant Shares the Holder would have been entitled to receive immediately before the date of such issuance or sale or such record date by a fraction, the denominator of which will be the number of Shares outstanding on such date plus the number of Shares that the aggregate offering price of the total number of Shares so offered for subscription or purchase (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so offered) would purchase at such Closing Price, and the numerator of which will be the number of Shares outstanding on such date plus the number of Shares offered for subscription or purchase (or in which the convertible or exchangeable securities so offered are initially convertible or exchangeable), and the Exercise Price shall be appropriately adjusted. The time of occurrence of an event giving rise to an adjustment pursuant to this Section 8(d) shall, in the case of an issuance or sale, be the date of such issuance or sale. Upon the expiration of any rights, options, warrants, or convertible or exchangeable securities, if any thereof shall not have exercised, converted or exchanged, the Exercise Price and number of Warrant Shares purchasable upon the exercise of this Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only Shares so issued were the Shares, if any, actually issued or sold upon the exercise of such rights, options or warrants, or conversion or exchange of such rights, options or warrants, or conversion or exchange of securities and (B) such Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise, conversion or exchange plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants, or convertible or exchangeable securities, whether or not exercised, converted or exchanged, as the case may be; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares purchasable upon the exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants, or convertible or exchangeable securities.

              (e) Non-Stock Dividends. Except to the extent any distributions by the Company described in this subsection 8(e) are paid out of retained earnings, if the Company at any time after the Purchase Date and before 5:00 p.m., New York City time, on the last day of the Exercise Period, shall distribute to all holders of Shares cash, debt securities or other assets (including evidences of indebtedness), the Exercise Price will be adjusted so that immediately following the date fixed by the Company as the record date in respect of such distribution it shall equal the price determined by subtracting the fair market value of such distribution on a per share basis (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) from the Exercise Price in effect immediately prior to the close of business on the record date for the determination of the shareholders entitled to receive such distribution.

              (f) Purchase of Common Stock by the Company. If the Company at any time while this Warrant is outstanding shall, directly or indirectly through a subsidiary or otherwise, purchase, redeem or otherwise acquire any Shares at a price per share greater than the Closing Price then in effect, then the Exercise Price upon each such purchase, redemption or acquisition shall be reduced by an amount equal to the Closing Price less a fraction, the denominator of which shall be the number of Shares outstanding immediately following such purchase, redemption or acquisition, and the numerator of which shall be the Post Transaction Value. For the purposes of this Section 8(f), "Post Transaction Value" means an amount equal to (i) the product of the number of Shares outstanding immediately prior to such purchase, redemption or acquisition and the Closing Price less (ii) the product of the number of Shares purchased, redeemed or acquired and the aggregate consideration therefor. For the purpose of this Section 8(f), the Closing Price shall be computed as of the close of business on the day immediately preceding the date of actual purchase, redemption or acquisition of such Shares.

              (g) No Adjustments. No adjustment in the number of Warrant Shares purchasable hereunder in accordance with the provisions of subsection 8(a), (b),
(c), (d), (e) or (f) above need be made unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares purchasable upon the exercise of this Warrant; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this
Section 8 shall be carried forward and taken into account at the time of any subsequent adjustment in the number of Warrant Shares purchasable hereunder.

              (h) Fractional Warrant Shares. No fractional Warrant Shares or scrip shall be issued to the Holder in connection with the exercise of this Warrant. Instead of any fractional Warrant Shares that would otherwise be issuable to the Holder, the Company shall pay to the Holder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest multiplied by the Closing Price on the date of exercise.

              (i) Definition of Closing Price. For purposes of this Section 8, the term "Closing Price" means the closing price per Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market System ("Nasdaq National Market"), or if not listed or traded on any such exchange or system, the average of the last bid and offer price per Share on the Nasdaq over-the-counter system or, if such quotations are not available, the fair market value as reasonably determined in good faith by the Board of Directors of the Company or any committee thereof. At the Holder's request, the Company will promptly provide to the Holder the basis for such determination, including all relevant background information and material.

              (j) Treasury Shares. The number of Shares outstanding at any given time shall not include Shares owned or held by or for the account of the Company, and the distribution of any such treasury shares shall not cause an adjustment under this Section 8.


              (k) Adjustment of Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

              (l) Other Actions Affecting Shares. In case at any time or from time to time the Company shall take any action in respect of its Shares, other than any action specifically described in this Section 8, unless such action will not have a material adverse effect upon the rights of the Holder (including the value of the Warrants), then the number of Warrant Shares receivable upon exercise of this Warrant, and the Exercise Price thereof, will be adjusted in such manner as may be equitable in the circumstances.

              9. Notices of Certain Events.

              (a) If at any time after the Purchase Date and before the expiration of the Exercise Period:

                  i                  the Company authorizes the issuance to all
                           holders of Shares of rights, options or warrants to subscribe for or purchase Shares or any other subscription rights, options or warrants; or

                  ii.                the  Company  authorizes  the
                           distributions to all holders of Shares of evidences of indebtedness or assets (other than cash dividends or distributions payable out of retained earnings or stock dividends); or

                  iii.               there shall be any capital  reorganization
                           of the Company or reclassification of the Shares (other than a change in par value of the Shares or an increase in the authorized capital stock of the Company not involving the issuance of any shares thereof) or any consolidation or merger to which the Company is a party (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change in the Shares outstanding) or a conveyance, lease or transfer of all or substantially all of the properties and assets of the Company (other than the granting of a security interest); or

                  iv.                there shall be any voluntary or
                           involuntary dissolution, liquidation or winding-up of the Company; or

                  v.                 there shall be any other event that would
                           result in an adjustment pursuant to Section 8 hereof in the Exercise Price or the number of Warrant Shares that may be purchased upon the exercise hereof;
the Company shall cause to be mailed or delivered to the Holder, at least 20 days (or 10 days in any case specified in clauses (i) or (ii) above) before the applicable record or effective date hereinafter specified, a notice stating (A) the date as of which the holders of Shares of record entitled to receive any such rights, options, warrants or distributions is to be determined, or (B) the date on which any such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Shares of record shall be entitled to exchange their Shares for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer dissolution, liquidation or winding-up.

              (b) The failure to give the notice required by this Section 9 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, lease, transfer, dissolution, liquidation or winding-up or the vote upon any such action.

              10. Officer's Certificate. Whenever the number of Warrant Shares that may be purchased upon exercise of this Warrant or the Exercise Price is adjusted as required by the provisions of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary an officer's certificate showing the adjusted number of Warrant Shares that may be purchased on exercise of this Warrant and the adjusted Exercise Price, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder. The Company shall, forthwith after each such adjustment, cause a copy of such certificate to be mailed to the Holder.

              11. Listing of the Warrant Shares. The Warrant Shares, when registered pursuant to the provisions of the Securities Act or otherwise tradeable under Rule 144 of the Securities Act, shall be listed or admitted to trading on either a national securities exchange or the Nasdaq National Market consistent with the Shares then outstanding at the time of issuance of the Warrant Shares.

              12. Successors. All the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors, assignees, heirs and personal representatives.

              13. Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

              14. Amendments. This Warrant may be amended by the written consent of the Company and the affirmative vote or the written consent of Holders holding not less than a majority in interest of the then outstanding warrants originally issued pursuant to the Securities Purchase Agreement; provided that, except as expressly provided herein, this Warrant may not be amended without the consent of the Holder of this Warrant to change (a) the Exercise Price, (b) the Exercise Period, (c) the number or type of securities to be issued upon the exercise hereof or (d) the provisions of this Section 14.

              15. Notices. All notices, requests and other communications to the Company or the Holder hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Warrant and shall be personally delivered or sent by telecopy or other electronic facsimile transmission, by overnight delivery with a nationally recognized overnight delivery service or by registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other party hereto):

              (a) If to the Company, to:

                  Endorex Corp.
                  900 North Shore Drive
                  Lake Bluff, Illinois 60044
                  Facsimile: (847) 604-8570
                  Attention: Michael S. Rosen

                  with a copyy to:

                  Brobeck Phleger & Harrison LLP
                  1633 Broadway, 47th Floor
                  New York, New York 10019
                  Telecopier: (212) 586-7878
                  Attention: Richard R. Plumridge, Esq.

              (b) If to the Holder, to the address set forth in the Warrant Register that shall be maintained by the Company in accordance with Section 3 hereof.

Any notice or communication given in conformity with this Section 15 shall be deemed to be effective when received by the addressee, if delivered by hand, one day after deposit with a nationally recognized overnight delivery service and three days after mailing, if mailed.

              16. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its choice of law principles.

              IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed and attested by its duly authorized officer and to be dated as of January 21, 1998.

                                            ENDOREX CORP.


                                            By: /s/ Michael S. Rosen
                                                --------------------------------
                                                Michael S. Rosen
                                                President and Chief Executive
                                                Officer

                                  EXERCISE FORM

                                                            Dated:____________


              The undersigned hereby irrevocably exercises the attached Warrant to purchase _____ Shares and (i) herewith makes payment of $__________ in payment of the Exercise Price thereof on the terms and conditions specified in the attached Warrant, (ii) surrenders the attached Warrant and all right, title and interest therein to the Company and (iii) directs that the Warrant Shares deliverable upon the exercise of such Warrant and any cash payment in respect of fractional Warrant Shares, if any, and any unexercised portion of this his Warrant be registered in the name and at the address specified below and delivered thereto.


Signature:_________________________________

Name:____________________________________
              (Please Print)

Address:__________________________________

City, State and Zip Code:_____________________

Taxpayer Identification or
     Social Security Number:________________

NOTE: THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE ATTACHED WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION.

                             WARRANT ASSIGNMENT FORM



              FOR VALUE RECEIVED and in compliance with the provisions of Sections 4 and 5 of the attached Warrant, ________________ hereby sells, assigns and transfers to:

Name:____________________________________
              (Please Print)

Address:__________________________________

City, State and Zip Code:_____________________

Taxpayer Identification or
     Social Security Number:________________

its right to purchase up to __________ Shares represented by the attached Warrant and does hereby irrevocably constitute and appoint __________ attorney to transfer said warrant on the books of the Company, with full power of substitution in the premises.


                                                Dated:_____________________


                                                _______________________________
                                                Signature of registered holder



NOTE: THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE ATTACHED WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION.